EXHIBIT 99.2

Nixxy Signs Letter Of Intent to Acquire Privately Held Company in the Wholesale Gifts Business

Thursday, 17 October 2024 09:00 AM

•	The preliminary target valuation is estimated at $6 million.

•	The transaction would be executed simultaneously with Nixxy's pending Spin-off of CognoGroup (Remaining Legacy Assets from Recruiter)

•	The target company's Gross Merchandise Volume is projected to reach $66 million with $10 million in net revenues for 2024, pending its successful acquisition and integration. Accretive profits are expected but subject to market conditions and other factors.

NEW YORK, NY / ACCESSWIRE / October 17, 2024 / Nixxy (NASDAQ:NIXX), the "Company," today announced that it signed a letter of intent to acquire a privately held wholesale gifts business as part of its ongoing strategy to utilize data to disrupt specific old-line industry sectors. Further details about the acquisition target are expected to be released as due diligence is completed, anticipated within the next seven days, but subject to timing adjustments.

Strategic Acquisition Approach

Nixxy's strategy includes acquiring established standalone businesses with stable operations and profitability. The company's focus remains on industries poised for digital transformation, which are ripe for digital transformation but have not yet experienced substantial technological disruption.

•	Industry Focus: Nixxy is prioritizing sectors where technology can enhance operations and efficiencies.

•	Acquisition Criteria: Nixxy seeks businesses with net revenues between $10 million and $100 million and gross profit margins of 40% or higher.

•	Technology Focus: Data exploitation and utilizing practical and tangible results-oriented Artificial Intelligence platforms to decipher and analyze data and leverage it within specific industries.

•	Leveraging Licensing Agreement With GoLogiq's Radix AI Platform: A global exclusive licensing agreement was signed with GoLogiq, Inc. to license a proprietary artificial intelligence platform named Radix AI, built in 2016 and enhanced over the years, specific to enabling small businesses to utilize AI for business processes and inventory and order management.

•	Three-Year Plan: The overarching objective is to target an enterprise value of over $1 billion over the next 36 months, dependent on market conditions and the successful execution of our strategy.

Operational Transformation: Nixxy is focused on integrating advanced technology and data-driven insights into the operations of acquired businesses. The Company is currently in advanced discussions with seven separate acquisition targets that fit the aforementioned criteria and anticipates additional announcements in the near future, subject to the finalization of agreements.

Building a Strong Leadership Team

Nixxy is building a leadership team with experience in capital markets, mergers, acquisitions, and operational management. Nixxy plans to announce key appointments in the coming weeks.

Upcoming Website Enhancements and Investor Communication

Nixxy is updating its corporate website to reflect its strategic direction. The updated site will provide shareholders and stakeholders with insights into the company's strategy and focus areas. Filings and press releases can be found at http://www.nixxy.com/investor-relations.

About Nixxy

Nixxy (NASDAQ:NIXX) is committed to transforming traditional markets through cutting-edge technology and data-driven insights. By acquiring cornerstone businesses in established industries and evolving their operations with innovation, Nixxy unlocks new potential and creates opportunities for transformative growth. The company focuses on sectors poised for digital innovation, leveraging data and technology to disrupt conventional business models and drive progress.

Contact Information

Investor Relations

Nixxy

IR@nixxy.com

https://www.nixxy.com

Forward-Looking Statements Disclaimer

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including those regarding the Company's business strategy, future operations, acquisition strategy, financial position, potential growth, spin-out transactions, and market opportunities. Words such as 'anticipates,' 'believes,' 'expects,' 'intends,' 'plans,' and 'will,' or similar expressions, are intended to identify forward-looking statements. These statements are based on the Company's current expectations and beliefs and involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, as they involve inherent risks and uncertainties. The Company disclaims any obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Third-Party Data Disclaimer

The financial information regarding the target company's gross merchandise volume, revenues, and profitability presented in this press release is based on data provided by third-party sources and the target company itself. While Nixxy has made reasonable efforts to verify the accuracy of this information, the Company cannot guarantee its completeness or reliability. This data is subject to further due diligence, and actual financial results may differ materially. Investors should not place undue reliance on this information when making investment decisions. Nixxy disclaims any obligation to update or revise this information, except as required by law.

No Offer or Solicitation Disclaimer

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Risk Factors

Investors should carefully consider the risks associated with the Company's business and the spin-out transaction described herein, including but not limited to: the uncertainty surrounding the timing of the spin-out; the ability to successfully execute acquisitions and integrate acquired companies; the impact of technological changes on the Company's operations; and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC).

Trademarks and Intellectual Property

All trademarks, service marks, and trade names used in this press release are the property of their respective owners.

Investor Contact Information

For further information, investors are encouraged to review Nixxy's filings with the Securities and Exchange Commission (SEC), available at www.sec.gov, or contact the Company's Investor Relations department at IR@nixxy.com.

SOURCE: Nixxy, Inc.